                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant { }
Filed by a Party other than the Registrant { }

Check the appropriate box:

{ } Preliminary Proxy Statement
{X} Definitive Proxy Statement
{ } Definitive Additional Materials
{ } Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         KIMBERLY-CLARK CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                     N/A
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

{X} $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
{ } $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
{ } Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

                                     N/A
        ---------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

                                     N/A
        ---------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

                                     N/A
        ---------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

                                     N/A
       -----------------------------------------------------------------------

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

                                     N/A
       -------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

                                     N/A
       --------------------------------------------------------------------

    3) Filing Party:

                                     N/A
       -------------------------------------------------------------------

    4) Date Filed:

                                     N/A
       -------------------------------------------------------------------



(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                                   March 4, 1994

{KIMBERLY-CLARK LOGO} KIMBERLY-CLARK Corporation

                                                     WAYNE R. SANDERS
                                                     Chairman of the Board and
                                                     Chief Executive Officer

TO OUR STOCKHOLDERS:

     On behalf of the Board of Directors and management of Kimberly-Clark Corporation, I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 21, 1994, at 11:00 a.m. at the Corporation's Roswell Operations Headquarters, 1400 Holcomb Bridge Road, Roswell, Georgia.

     At the Annual Meeting, stockholders will be asked to elect five directors for a three-year term and approve the selection of the Corporation's independent auditor. All these matters are fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors' recommendations, all you need do is sign and date the card.

     Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations, and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                                                Sincerely,

                                                /s/ WAYNE R. SANDERS
                                                Wayne R. Sanders

                           KIMBERLY-CLARK CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 21, 1994

     The Annual Meeting of Stockholders of KIMBERLY-CLARK CORPORATION will be held at the Corporation's Roswell Operations Headquarters, 1400 Holcomb Bridge Road, Roswell, Georgia, on Thursday, April 21, 1994, at 11:00 a.m. for the following purposes:

          1. To elect five directors for a three-year term to expire at the 1997 Annual Meeting of Stockholders;

          2. To approve the selection of Deloitte & Touche as independent auditor; and

          3. To take action upon any other business which properly may come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 21, 1994 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     It is important that your shares be represented at the meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

     The accompanying Proxy Statement also is used to solicit voting instructions for the shares of the Corporation's common stock which are held by the trustee of the Corporation's Salaried and Hourly Employees Incentive Investment Plans for the benefit of the participants in the plans. It is important that each participant in the plans signs, dates and returns the voting instruction card which is enclosed with the Proxy Statement in the business reply envelope provided. No postage is necessary if mailed in the United States.

                                            By order of the Board of Directors.

                                            /s/ DONALD M. CROOK
                                            Donald M. Crook
                                            Vice President and Secretary

P. O. Box 619100
Dallas, Texas 75261-9100
March 4, 1994

                                PROXY STATEMENT

KIMBERLY-CLARK CORPORATION
P. O. Box 619100
Dallas, Texas 75261-9100
March 4, 1994

INTRODUCTION

     The accompanying proxy is solicited on behalf of the Board of Directors of Kimberly-Clark Corporation, a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on April 21, 1994 and at any adjournment thereof. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. If no instructions are given, proxies will be voted for the election of directors and for the approval of the selection of the auditor. Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Corporation another signed proxy card, or a signed document revoking the earlier proxy.

     Each stockholder of record at the close of business on February 21, 1994 will be entitled to one vote for each share registered in such stockholder's name. As of that date, there were outstanding 160,999,576 shares of common stock of the Corporation.

     The entire cost of the proxy solicitation, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners, will be borne by the Corporation. In addition to the use of the mail, solicitation may be made by telephone or otherwise by regular employees of the Corporation. If undertaken, the expense of such solicitation would be nominal.

     The Corporation's Board of Directors has adopted a policy whereby stockholders' proxies are received by the Corporation's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential, except as necessary to meet legal requirements, in cases where stockholders request disclosure or write comments on their proxy cards, or in a contested matter involving an opposing proxy solicitation. During the proxy solicitation period, the Corporation will receive vote tallies from time to time from the independent proxy processing agent, but such tallies will provide aggregate data rather than names of stockholders. The agent will notify the Corporation if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

     The Corporation intends to mail this Proxy Statement and proxy card, together with the 1993 Annual Report to Stockholders, to the stockholders on March 4, 1994. If a stockholder is a participant in the Corporation's Automatic Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of full shares in the stockholder's account in such plan, as well as shares registered in the stockholder's name.

     The Corporation also intends to mail this Proxy Statement, the 1993 Annual Report to Stockholders and a voting instruction card, which is solicited on behalf of the Board of Directors of the Corporation, on March 4, 1994 to each participant in the Corporation's Salaried and Hourly Employees Incentive Investment Plans. The trustee of the plans, Harris Trust and Savings Bank, as the stockholder of record of shares of the common stock of the Corporation held in the plans, will vote whole shares of stock attributable to each participant's interest in the plans in accordance with the directions such participant gives on such voting instruction card.

PROPOSAL 1. ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of the Corporation provides that the Board of Directors shall consist of not less than 11 nor more than 25 members, as determined from time to time by the affirmative vote of a majority of the entire Board of Directors, and that the Board shall be divided into three classes. Directors of one class are elected each year for a term of three years. As of the date of this Proxy Statement, the Board of Directors consists of 12 members, four of whom have terms which expire at this year's Annual Meeting (Class of 1994), four of whom have terms which expire at the 1995 Annual Meeting (Class of 1995), and four of whom have terms which expire at the 1996 Annual Meeting (Class of 1996). There is currently one vacancy on the Board of Directors due to the retirement of Geoffrey G. Kalmanson as a member of the Board of Directors and the Class of 1996 effective February 18, 1994. In addition, William E. LaMothe, who is currently a director of the Class of 1994, will not stand for re-election at this year's Annual Meeting.

     Of the five nominees for director set forth on the following pages, Messrs. Collins, Sanders and White are currently directors of the Class of 1994. The five nominees are proposed to be elected at this year's Annual Meeting to serve for a term to expire at the 1997 Annual Meeting of Stockholders (Class of 1997) and until their successors are elected and have qualified. However, Mr. White will reach the mandatory retirement age of 68 on August 2, 1995, at which time he plans to retire as a member of the Board of Directors. Should any such nominee become unable to serve, proxies may be voted for another person designated by management. All nominees have advised the Corporation that they will serve if elected. The remaining eight directors will continue to serve as directors for the terms set forth on the following pages.

     Under Section 216 of the Delaware General Corporation Law and the Corporation's By-laws, a majority of the shares of the Corporation's common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the stockholders. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

CERTAIN INFORMATION REGARDING DIRECTORS AND NOMINEES

     The names of the directors continuing in office and nominees, their ages as of the date of the Annual Meeting, the year each first became a director, their principal occupations during at least the past five years, other directorships held by each as of the date hereof and certain other biographical information are as set forth on the following pages by Class, in the order of the next Class to stand for election.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                (CLASS OF 1997)

                          PAUL J. COLLINS                                                 Vice Chairman,
                                                                              Finance and Administration
                                                                             Citicorp and Citibank, N.A.

{PICTURE}                 Mr. Collins, age 57, has been a Vice Chairman of Citicorp and its principal subsidiary, Citibank, N.A., New York, New York, since 1988. He previously was elected Senior Corporate Officer and Chief Planning Officer of those companies in 1985, and Group Executive of those companies in 1984. He joined Citicorp in
                          1961 and served as Executive Vice President prior to becoming Group Executive.
                          Mr. Collins also is a director of Citicorp and Citibank, N.A., and a trustee of the University of Wisconsin Foundation and Carnegie Hall Corporation. He
                          has been a director of the Corporation since 1983.
- --------------------------------------------------------------------------------------------------------
                          WAYNE R. SANDERS                                     Chairman of the Board and
                                                                                 Chief Executive Officer

{PICTURE}                 Mr. Sanders, age 46, was elected Chief Executive Officer of the Corporation effective December 19, 1991 and Chairman of the Board of the Corporation
                          effective March 31, 1992. He previously had been elected President and Chief
                          Operating Officer in December 1990. Employed by the Corporation in 1975, Mr.
                          Sanders was appointed Vice President of Kimberly-Clark Canada Inc., a wholly owned subsidiary of the Corporation, in 1981. He held various positions in that company, and was appointed Director and President in 1984. Mr. Sanders was elected Senior Vice President of Kimberly-Clark Corporation in 1985 and
                          was appointed President - Infant Care Sector in 1987, President - Personal
                          Care Sector in 1988 and President - World Consumer, Nonwovens and Service and
                          Industrial Operations in 1990. He is a member of the Lawrence University Board of Trustees and the Marquette University Board of Trustees. He has been a director of the Corporation since 1989.
- --------------------------------------------------------------------------------------------------------
                          WOLFGANG R. SCHMITT                                  Chairman of the Board and
                                                                                 Chief Executive Officer
                                                                                 Rubbermaid Incorporated

{PICTURE}                 Mr. Schmitt, age 50, has served as Chairman of the Board of Rubbermaid
                          Incorporated since 1993, and as Chief Executive Officer since 1992. He previously was elected Co-chair of that company in 1992, President and Chief
                          Operating Officer in 1991, Executive Vice President in 1987 and President of
                          the Home Products Division in 1984. He joined Rubbermaid Incorporated in 1966 and has been employed in various marketing and research and development assignments. Mr. Schmitt is a director of Rubbermaid Incorporated and
                          Parker-Hannifin Corporation and serves as a trustee of Otterbein College.
- --------------------------------------------------------------------------------------------------------


                          RANDALL L. TOBIAS                                    Chairman of the Board and
                                                                                 Chief Executive Officer
                                                                                   Eli Lilly and Company

{PICTURE}                 Mr. Tobias, age 52, has served as Chairman of the Board and Chief Executive
                          Officer of Eli Lilly and Company since 1993. Prior to joining Eli Lilly and
                          Company in 1993, he served as Vice Chairman of the Board of American Telephone and Telegraph Company ("AT&T") from 1986 and as Chairman and Chief Executive
                          Officer of AT&T International (an AT&T subsidiary) from 1991. He previously served as Chairman and Chief Executive Officer of AT&T Communications and of
                          AT&T Information Systems, Inc., subsidiaries of AT&T. He joined AT&T in 1964.
                          Mr. Tobias is a director of Eli Lilly and Company and Phillips Petroleum
                          Company. He is a trustee of Duke University, the Colonial Williamsburg
                          Foundation, the Indiana University Foundation and the American Enterprise
                          Institute.
- --------------------------------------------------------------------------------------------------------
                          H. BLAIR WHITE                                    Sole Officer and Shareholder
                                                                                  of a Corporate Partner
                                                                                         Sidley & Austin

{PICTURE}                 Mr. White, age 66, has been the sole officer and shareholder of a corporate partner in the law firm of Sidley & Austin, Chicago, Illinois, for more than the past five years. He is a director of DEKALB Energy Company, DEKALB Genetic
                          Corporation and R.R. Donnelley & Sons Company. Mr. White also serves as a life trustee of Rush-Presbyterian-St. Luke's Medical Center in Chicago and as
                          Chairman of the Board of Children's Memorial Hospital in Chicago. He has been a director of the Corporation since 1973.
- --------------------------------------------------------------------------------------------------------


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                        TERM EXPIRING AT THE 1995 ANNUAL
                            MEETING OF STOCKHOLDERS
                                (CLASS OF 1995)

                          PASTORA SAN JUAN CAFFERTY                                            Professor
                                                                                   University of Chicago

{PICTURE}                 Mrs. Cafferty, age 53, has been a Professor since 1985 at the University of
                          Chicago's School of Social Service Administration where she has been a member of the faculty since 1971. Mrs. Cafferty is a director of the People's Energy
                          Corporation, The Northeastern Illinois Regional Transportation Authority, The
                          Lyric Opera, and Rush-Presbyterian-St. Luke's Medical Center in Chicago. She
                          has been a director of the Corporation since 1976.

- --------------------------------------------------------------------------------------------------------

                          CLAUDIO X. GONZALEZ                                      Chairman of the Board
                                                                                   and Managing Director
                                                                                          Kimberly-Clark
                                                                                 de Mexico, S.A. de C.V.

{PICTURE}                 Mr. Gonzalez, age 59, has been Chairman of the Board and Managing Director of
                          Kimberly-Clark de Mexico, S.A. de C.V., an equity company of the Corporation and a producer of consumer disposable tissue products, pulp, and writing and other papers, since 1973. He was employed by the Corporation in 1956 and by
                          Kimberly-Clark de Mexico, S.A., the predecessor of Kimberly-Clark de Mexico,
                          S.A. de C.V., in 1957. Mr. Gonzalez was elected Vice President of Operations of Kimberly-Clark de Mexico, S.A. in 1962 and Executive Vice President and
                          Managing Director in 1966. He is a director of Kellogg Company, General
                          Electric Company, IBM Latin America, The Mexico Fund, Banco Nacional de
                          Mexico, Grupo Industrial ALFA, Grupo Industrial Saltillo, Grupo Carso, Synkro,
                          and Telefonos de Mexico, and is a member of the Advisory Council of the
                          Stanford University Graduate School of Business. He has been a director of the
                          Corporation since 1976.

- --------------------------------------------------------------------------------------------------------

                          PHALA A. HELM, M.D.                                       Physician, Professor
                                                                             Southwestern Medical School
                                                                                 The University of Texas
                                                                   Southwestern Medical Center at Dallas

{PICTURE}                 Dr. Helm, age 62, is a Physician, a Professor and the Chairman of the
                          Department of Physical Medicine and Rehabilitation at the Southwestern Medical
                          School, The University of Texas Southwestern Medical Center at Dallas. She
                          also is Chief of the Department of Physical Medicine and Rehabilitation,
                          Parkland Memorial Hospital of Dallas, Chief of Service at the Department of
                          Physical Medicine and Rehabilitation, Children's Medical Center of Dallas, and
                          Medical Director, Department of Physical Medicine at the Zale Lipshy Hospital
                          in Dallas. Dr. Helm is a member of the Editorial Advisory Board of the Journal of Burn Care and Rehabilitation and co-Director of the Muscular Dystrophy
                          Association Clinic in Dallas. She also was previously Second Vice President of the American Burn Association, and is currently on the American Board of
                          Physical Medicine and Rehabilitation. She has been a director of the
                          Corporation since 1989.

- --------------------------------------------------------------------------------------------------------


                          LOUIS E. LEVY                                 Retired Partner and Vice Chairman
                                                                                        KPMG Peat Marwick

{PICTURE}                 Mr. Levy, age 61, was a partner of KPMG Peat Marwick or its predecessor firms from 1968 until his retirement from that firm in 1990. He had been a member of the board of directors of KPMG Peat Marwick or its predecessor firms from 1978 until his retirement. In addition, he was Vice Chairman of KPMG Peat Marwick, responsible for Professional Standards and Quality Assurance. Mr. Levy is a
                          member of the board of directors of Household International. He also is
                          Chairman of the Board of Trustees of the National Multiple Sclerosis Society
                          and a member of the President's Council of Brandeis University and a Fellow of
                          that University. He has been a director of the Corporation since 1991.

- --------------------------------------------------------------------------------------------------------



                              TERM EXPIRING AT THE
                      1996 ANNUAL MEETING OF STOCKHOLDERS
                                (CLASS OF 1996)

                          JOHN F. BERGSTROM                                          President and Chief
                                                                                       Executive Officer
                                                                                   Bergstrom Corporation

{PICTURE}                 Mr. Bergstrom, age 47, has served as President and Chief Executive Officer of
                          Bergstrom Corporation, Neenah, Wisconsin, for more than the past five years.
                          Bergstrom Corporation owns and operates hotels, and automobile sales and leasing businesses, in Wisconsin. Mr. Bergstrom is a director of the Wisconsin
                          Energy Corporation, Universal Foods Corporation, The First National Bank-Fox
                          Valley and Midwest Express Airlines, Inc., an indirect wholly owned subsidiary of the Corporation, and is a member of the Marquette University College of
                          Business Administration Advisory Council and the General Motors Dealer
                          Council. He has been a director of the Corporation since 1987.

- --------------------------------------------------------------------------------------------------------

                          JAMES D. BERND                                        Executive Vice President

{PICTURE}                 Mr. Bernd, age 61, was elected Executive Vice President effective December 1,
                          1990. Mr. Bernd joined Kimberly-Clark in 1959 as a trainee at the Niagara
                          Falls, New York, mills. He was appointed Marketing Manager for Kleenex(R)
                          facial tissue in 1973 and Business Manager for Household Products in 1975. Mr.
                          Bernd was appointed Division Vice President in 1976, President of the
                          Household Products Sector in 1985 and assumed his present position in 1990. He is responsible for the Household Products and Service and Industrial Sectors,
                          U.S. Consumer Sales, Consumer Business Services and Safety and Quality
                          Assurance. Mr. Bernd is a member of the University of Wisconsin School of
                          Business Board of Visitors, the Riverside Medical Center-Waupaca Board of
                          Trustees, and the Associated Bank, National Association Board of Directors. He
                          has been a director of the Corporation since 1990.

- --------------------------------------------------------------------------------------------------------


                          JAMES G. GROSKLAUS                                    Executive Vice President

{PICTURE}                 Mr. Grosklaus, age 59, was elected Executive Vice President effective December
                          1, 1990. He is responsible for the Pulp and Newsprint, Paper and Specialty
                          Products Sectors, and also is responsible for various staff functions.
                          Employed by the Corporation since 1957, Mr. Grosklaus was appointed Vice
                          President in 1972 and Divisional Vice President in 1975, and was elected
                          Senior Vice President effective January 1, 1979. He was appointed President,
                          K-C Health Care, Nonwoven and Industrial Group in 1981, Senior Staff Vice
                          President in 1982, Senior Vice President in 1983 and President, Technical
                          Paper and Specialty Products in 1985, and elected Executive Vice President in
                          January 1986. In 1988, he was appointed President - North American Pulp and
                          Paper Sector. He is a member of the Emory University Board of Visitors and the
                          Woodruff Arts Center Board of Trustees. He has been a director of the
                          Corporation since 1987.

- --------------------------------------------------------------------------------------------------------

                          FRANK A. MCPHERSON                                       Chairman of the Board
                                                                             and Chief Executive Officer
                                                                                  Kerr-McGee Corporation

{PICTURE}                 Mr. McPherson, age 60, has been Chairman of the Board and Chief Executive
                          Officer of Kerr-McGee Corporation, a natural resources company, since 1983 and is a director of Kerr-McGee Corporation. Prior to that time he served as Vice
                          Chairman of the Board and then as President of Kerr-McGee Corporation. He has been a director of the Corporation since 1989.
- --------------------------------------------------------------------------------------------------------


SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of December 31, 1993, regarding the number of shares of the common stock of the Corporation beneficially owned by all directors and nominees, by each of the executive officers named in "Executive Compensation" below, and by all directors, nominees and executive officers as a group.

                       NAME OF INDIVIDUAL OR                            AMOUNT AND NATURE OF
                         IDENTITY OF GROUP                           BENEFICIAL OWNERSHIP(1)(2)
- ------------------------------------------------------------------- ----------------------------
John F. Bergstrom..................................................              4,000
James D. Bernd.....................................................             96,808(3)
Pastora San Juan Cafferty..........................................              1,440
Paul J. Collins....................................................              4,000
O. George Everbach.................................................             60,143(3)
Claudio X. Gonzalez................................................             32,000
James G. Grosklaus.................................................            164,026(3)(4)
Phala A. Helm, M.D.................................................              1,000
Geoffrey G. Kalmanson..............................................              2,000
William E. LaMothe.................................................              2,000
Louis E. Levy......................................................              1,400
James T. McCauley..................................................            106,454(3)
Frank A. McPherson.................................................              2,300(5)
Wayne R. Sanders...................................................            175,325(3)(6)
Wolfgang R. Schmitt................................................                500
Randall L. Tobias..................................................              1,000
H. Blair White.....................................................             14,000(7)
All directors, nominees and executive officers as a group..........            917,545(3)(8)

- ---------------
(1) Except as otherwise noted, the directors, nominees and named executive officers, and the directors, nominees and executive officers as a group, have sole voting and investment power with respect to the shares listed.

(2) Each director, nominee and named executive officer, and all directors, nominees and executive officers as a group, own less than one percent of the outstanding shares of the Corporation's common stock.

(3) Includes the following shares which could be acquired within 60 days of December 31, 1993 by: Mr. Bernd, 71,100 shares; Mr. Everbach, 30,000 shares; Mr. Grosklaus, 76,500 shares; Mr. McCauley, 39,100 shares; Mr. Sanders, 147,400 shares; and all directors, nominees and executive officers as a group, 534,640 shares. Also, shares of common stock held by the trustee of the Salaried Employees Incentive Investment Plan for the benefit of, and which are attributable to the accounts in the plan of, the respective directors, nominees and executive officers above are included in this table.

(4) Includes 10,133 shares held by Mr. Grosklaus' spouse.

(5) Mr. McPherson shares voting and investment power with respect to all such shares.

(6) Mr. Sanders shares voting and investment power with respect to 17,500 shares. In addition, the above total amount excludes 10,880 shares held in trust for the benefit of Mr. Sanders' children for which Mr. Sanders disclaims beneficial ownership.

(7) Mr. White shares voting and investment power with respect to 5,800 shares.

(8) Voting and investment power with respect to 25,600 of such shares is shared.

OTHER PRINCIPAL HOLDER OF VOTING SECURITIES

     As of December 31, 1993, the trustee of the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan, Harris Trust and Savings Bank, P.O. Box 755, Chicago, Illinois 60690 ("Harris Trust"), held 9,963,887 shares of the Corporation's common stock for the benefit of participating employees, or
6.2 percent of the shares of common stock outstanding as of such date. In its capacity as trustee of the Kimberly-Clark Hourly Employees Incentive Investment Plan, Harris Trust held an additional 4,140,636 shares for the benefit of participating employees, or 2.6 percent of the outstanding shares. Under the terms of the plans, all shares held for the benefit of participating employees by the trustee will be voted as directed by written instructions from the participating employees, and shares for which no instructions are received will be voted as determined by the committees which administer the plans (except in connection with a tender or exchange offer). The plans have no specified duration. The trustee shares investment power with respect to all such shares. The fees paid to Harris Trust in 1993 were $128,804.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     In 1993, the Corporation and certain of its subsidiaries retained the legal services of Sidley & Austin, Chicago, Illinois. The total fees paid in 1993 to Sidley & Austin for services rendered to the Corporation and such subsidiaries were $1,177,000. H. Blair White, a director of the Corporation, is the sole officer and shareholder of a corporate partner in that firm. Management believes that the cost of services so rendered by Sidley & Austin during 1993 was reasonable compared with the cost of obtaining similar services from an unaffiliated third party. The Corporation and certain of its subsidiaries expect to retain Sidley & Austin in 1994. (See "Executive Compensation" below for a description of additional transactions and business relationships.)

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met six times in 1993.

     The standing committees of the Board include, among others, the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee, currently composed of Directors Louis E. Levy, Chairman, William E. LaMothe and Frank A. McPherson, met three times during 1993. The Committee selects, subject to stockholder approval, and engages independent public accountants to audit the books, records and accounts of the Corporation, determines the scope of such audits, and establishes policy in connection with internal audit programs of the Corporation.

     The Compensation Committee, currently composed of Directors John F. Bergstrom, Chairman, Pastora San Juan Cafferty and Paul J. Collins, met twice during 1993. The nature and scope of the Committee's responsibilities are set forth below under "Executive Compensation -- Board Compensation Committee Report on Executive Compensation."

     The Nominating Committee, currently composed of Directors H. Blair White, Chairman, Claudio X. Gonzalez and Phala A. Helm, M.D., met once during 1993. The Committee proposes and considers suggestions for candidates for membership on the Board, and recommends candidates to the Board to fill Board vacancies. It also proposes to the Board a slate of directors for submission to the stockholders at the Annual Meeting.

     James D. Bernd attended eight of the 11 meetings of the Board and the committee of the Board on which he served during 1993.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

     The Nominating Committee of the Board of Directors considers nominees recommended by stockholders as candidates for election to the Board of Directors at the Annual Meeting of Stockholders. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting is required to give written notice to the Secretary of the Corporation of his or her intention to make such a nomination. The notice of nomination must be received by the Corporation not less than 50 days nor more than 75 days prior to the stockholders' meeting, or if the Corporation gives less than 60 days' notice of the meeting date, the notice of nomination must be received within 10 days after the meeting date is announced. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. The Corporation may require that the proposed nominee furnish other information to determine that person's eligibility to serve as a director. A nomination which does not comply with the above procedure will be disregarded.

EXECUTIVE COMPENSATION

     The table which follows sets forth information concerning compensation for each of 1991, 1992 and 1993 awarded to, earned by, or paid to the chief executive officer and the four most highly compensated executive officers of the Corporation other than the chief executive officer whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                          ----------------------     ---------------------------------------
                                                                       AWARDS
                                                                     ----------     PAYOUTS
                                                                     SECURITIES     -------
                                                                     UNDERLYING      LTIP        ALL OTHER
                                                                      OPTIONS       PAYOUTS     COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR     SALARY($)     BONUS($)        (#)           ($)          ($)(1)
- -----------------------------    ----     ---------     --------     ----------     -------     ------------
Wayne R. Sanders                 1993      677,500      380,160        80,000             0         7,075
Chairman of the Board            1992      565,000      422,400             0       173,130         6,866
and Chief Executive Officer      1991      400,000      420,000        79,000       207,778(2)      6,848

James D. Bernd                   1993      350,000      165,600        25,000             0         7,075
Executive Vice President         1992      337,500      184,000             0       220,773         6,866
                                 1991      325,000      276,000             0       207,778         6,667

O. George Everbach               1993      310,000      120,384        20,000             0         7,075
Senior Vice President -          1992      300,000      145,920             0       306,086         6,866
Law and Government               1991      287,083      182,400             0       282,337         6,667
Affairs

James G. Grosklaus               1993      350,000      165,600        25,000             0         7,075
Executive Vice President         1992      340,000      184,000             0       346,259         6,866
                                 1991      330,000      276,000             0             0         6,667

James T. McCauley                1993      311,667      144,000        25,000             0         7,075
Executive Vice President         1992      295,000      160,000             0       288,085         6,866
                                 1991      280,083      240,000             0             0         6,667

- ---------------

(1) Amounts shown consist solely of the Corporation's contributions under the Salaried Employees Incentive Investment Plan, except for the amount shown for Mr. Sanders in 1991 which includes $181 of contributions under the Corporation's Educational Opportunities Program.

(2) Although the award was payable in 1991, payment was deferred, at the election of Mr. Sanders, to 1992.

     The policies and practices of the Corporation pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded is described under "Board Compensation Committee Report on Executive Compensation" below.

     The table which follows sets forth information concerning grants of stock options during 1993 to each of the executive officers who is named in the Summary Compensation Table and the potential realizable value of such options at assumed annual rates of stock price appreciation for the option term:
                           OPTION GRANTS IN 1993 (1)

                                                                                   POTENTIAL
                                                                              REALIZABLE VALUE AT
                                                                                 ASSUMED ANNUAL
                                                                              RATES OF STOCK PRICE
                                                                                  APPRECIATION
                                          INDIVIDUAL GRANTS                   FOR OPTION TERM (2)
                           ----------------------------------------------- -----------------------
                                           % OF
                           NUMBER OF      TOTAL
                           SECURITIES    OPTIONS
                           UNDERLYING   GRANTED TO   EXERCISE
                            OPTIONS     EMPLOYEES    OR BASE
                            GRANTED     IN FISCAL     PRICE     EXPIRATION
           NAME               (#)          YEAR       ($/SH)       DATE      0% ($)    5% ($)      10% ($)
- -------------------------- ----------   ----------   --------   ----------   ------   ---------   ---------
Wayne R. Sanders..........   80,000         5.9       58.625      2/10/03       0     2,949,516   7,474,652
James D. Bernd............   25,000         1.9       58.625      2/10/03       0       921,724   2,335,829
O. George Everbach........   20,000         1.5       58.625      2/10/03       0       737,379   1,868,663
James G. Grosklaus........   25,000         1.9       58.625      2/10/03       0       921,724   2,335,829
James T. McCauley.........   25,000         1.9       58.625      2/10/03       0       921,724   2,335,829

- ---------------

(1) The plans governing stock option grants provide that the option price per share shall be no less than 100 percent of the market value per share of the Corporation's common stock at the date of grant. The term of any option is no more than 10 years from the date of grant. Options granted in 1993 become exercisable 30 percent after the first year following the grant thereof, an additional 30 percent after the second year and the remaining 40 percent after the third; provided, however, that all such options become exercisable upon the death, total and permanent disability, or retirement of the officer and options granted in 1993 under certain foreign regulations become 100 percent exercisable after three years.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by, and the 0% rate permitted by, Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, in the Corporation's stock price.

     The table which follows sets forth information concerning exercises of stock options during 1993 by each of the executive officers who is named in the Summary Compensation Table and the value of his unexercised options as of December 31, 1993 based on a closing stock price of $51.875 per share of the Corporation's common stock on such date:

                      AGGREGATED OPTION EXERCISES IN 1993
                   AND OPTION VALUES AS OF DECEMBER 31, 1993

                                                                                   NUMBER OF
                                                                                  SECURITIES           VALUE OF
                                                                                  UNDERLYING          UNEXERCISED
                                                                                  UNEXERCISED        IN-THE-MONEY
                                                                                  OPTIONS AT          OPTIONS AT
                                                                                 DECEMBER 31,        DECEMBER 31,
                                                                                    1993 (#)           1993 ($)

                                         SHARES ACQUIRED     VALUE REALIZED      EXERCISABLE/        EXERCISABLE/
                 NAME                    ON EXERCISE (#)          ($)            UNEXERCISABLE       UNEXERCISABLE
- ---------------------------------------  ---------------     --------------     ---------------     ---------------
Wayne R. Sanders.......................           0                    0            123,400            1,493,375
                                                                                    111,600              177,750
James D. Bernd.........................       3,000               79,406             63,600            1,157,113
                                                                                     25,000                    0
O. George Everbach.....................           0                    0             24,000              343,500
                                                                                     20,000                    0
James G. Grosklaus.....................           0                    0             69,000            1,413,719
                                                                                     25,000                    0
James T. McCauley......................       5,400              153,731             31,600              497,488
                                                                                     25,000                    0

     The table which follows sets forth information concerning grants of participation share awards during 1993 to each of the executive officers who is named in the Summary Compensation Table and the estimated future payouts with respect thereto:

                LONG-TERM INCENTIVE PLANS -- AWARDS IN 1993 (1)

                                                                               ESTIMATED FUTURE PAYOUTS
                                                                           UNDER NON-STOCK PRICE-BASED PLANS
                                                                          -----------------------------------
                                                         PERFORMANCE
                                        NUMBER OF         OR OTHER
                                      SHARES, UNITS     PERIOD UNTIL
                                        OR OTHER        MATURATION OR     THRESHOLD       TARGET      MAXIMUM
                NAME                   RIGHTS (#)          PAYOUT            ($)          ($)(2)        ($)
- ------------------------------------  -------------     -------------     ---------     ----------    -------
Wayne R. Sanders....................      80,000           7 years           N/A         3,556,800      N/A
James D. Bernd......................      25,000           7 years           N/A         1,111,500      N/A
O. George Everbach..................      20,000           7 years           N/A           889,200      N/A
James G. Grosklaus..................      25,000           7 years           N/A         1,111,500      N/A
James T. McCauley...................      25,000           7 years           N/A         1,111,500      N/A

- ---------------

(1) Pursuant to the plans governing participation shares, each participation share is assigned a base value equal to the book value of one share of the Corporation's common stock as of the close of the fiscal year immediately prior to the award. Each share in a participant's account is assigned a dividend rate equal to the rate declared on the Corporation's common stock. At the end of each fiscal quarter the amount of such dividends is determined by multiplying the total cash dividend declared per share of the Corporation's common stock during such quarter by the total of the participation shares and dividend shares in the participant's account. Such amount, when divided by the book value of one share of the Corporation's common stock at the close of such fiscal quarter, is the number of dividend shares credited to a participant's account for such quarter.

    However, the plans provide that no dividend shares will be credited to a participant's account in any quarter in which the total cash dividends per share of common stock are (i) less than $.31 in the case of the 1986 Equity Participation Plan and $.41 in the case of the 1992 Equity Participation Plan or (ii) less than the total cash dividends per share of common stock for the same quarter of the immediately preceding year. In addition, in any quarter in which the dividend is reduced, the book value of the participation shares will be reduced by the amount that retained earnings benefited from such reduction in the dividend.

    The normal maturity date of a participation share award will be the close of the fiscal year in which the fifth or seventh anniversary of the date of the award occurs. Within 90 days after such maturity date, the participant is entitled to receive a cash payment equal to the sum of (i) the increase (if any) in book value of the participation shares on the maturity date of the award over the base value of such shares, and (ii) the book value of the dividend shares on the maturity date (equal to the book value of an equivalent number of shares of the Corporation's common stock).

    The Compensation Committee may adjust the definition of book value for purposes of the plans to preserve the benefits to the participants and the Corporation contemplated thereby in the event of certain unusual or extraordinary transactions or events that materially affect the Corporation's net income, book value, shares of common stock outstanding or stockholders' equity.

(2) Based on the Corporation's 1993 performance, the target amount assumes a 8.5% annual increase in the book value of the Corporation's common stock (as determined in accordance with the plans governing participation shares) during the term of the award and a $.02 per share annual increase in the Corporation's quarterly dividend rate. These assumptions are provided solely for purposes of Instruction 5 to Item 402(e) of Regulation S-K and are not intended to be a forecast of future performance by the Corporation.

     DEFINED BENEFIT RETIREMENT PLAN

     The table below illustrates the estimated annual standard pension benefit payable upon retirement in 1994 at specified compensation levels and years of service classifications.

                                                                            PENSION PLAN TABLE
                                         ----------------------------------------------------------------------------------------
                                                                         YEARS OF BENEFIT SERVICE
                                         ----------------------------------------------------------------------------------------
                                             15           20           25           30           35           40           45
 REMUNERATION                              YEARS        YEARS        YEARS        YEARS        YEARS        YEARS        YEARS
 ------------                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
 $  50,000.............................  $   11,250   $   15,000   $   18,750   $   22,500   $   26,250   $   30,000   $   33,750
   100,000.............................      22,500       30,000       37,500       45,000       52,500       60,000       67,500
   200,000.............................      45,000       60,000       75,000       90,000      105,000      120,000      135,000
   300,000.............................      67,500       90,000      112,500      135,000      157,500      180,000      202,500
   400,000.............................      90,000      120,000      150,000      180,000      210,000      240,000      270,000
   500,000.............................     112,500      150,000      187,500      225,000      262,500      300,000      337,500
   600,000.............................     135,000      180,000      225,000      270,000      315,000      360,000      405,000
   700,000.............................     157,500      210,000      262,500      315,000      367,500      420,000      472,500
   800,000.............................     180,000      240,000      300,000      360,000      420,000      480,000      540,000
   900,000.............................     202,500      270,000      337,500      405,000      472,500      540,000      607,500
 1,000,000.............................     225,000      300,000      375,000      450,000      525,000      600,000      675,000
 1,100,000.............................     247,500      330,000      412,500      495,000      577,500      660,000      742,500
 1,200,000.............................     270,000      360,000      450,000      540,000      630,000      720,000      810,000
 1,300,000.............................     292,500      390,000      487,500      585,000      682,500      780,000      877,500

- --------------------------------------------------------------------------------

     The compensation covered by the Corporation's defined benefit plan for which the above table is provided includes the salary and bonus information set forth in the Summary Compensation Table. The estimated years of benefit service, as of normal retirement at age 65, for the executive officers named in the Summary Compensation Table are: James D. Bernd, 38.4 years; O. George Everbach,
19.7 years; James G. Grosklaus, 42.7 years; James T. McCauley, 34.7 years; and Wayne R. Sanders, 37.1 years. Under the plan, an employee is entitled to receive an annual standard benefit based on years of benefit service and subject, in some cases, to deduction for social security benefits. Benefits under the plan will be limited to the extent required by the Internal Revenue Code of 1986, as amended, with any excess benefits over such limitation being paid pursuant to unfunded supplemental plans.

     Retirement benefits for participants who have at least five years of vesting service may begin on a reduced basis at age 55, or on an unreduced basis at normal retirement age. Unreduced benefits also are available for participants with 10 years of vesting service at age 62 or as early as age 60 with 30 years of vesting service. The normal form of benefit is a single-life annuity payable monthly. Benefits will be actuarially adjusted if the employee receives one of the available forms of joint and survivor or other optional forms of benefit.

     EXECUTIVE SEVERANCE PLAN

     The Executive Severance Plan provides that in the event of termination of a participant's employment with the Corporation for any reason (other than death or disability) within two years after a change of control of the Corporation, as defined in the plan, the participant will receive a cash payment in an amount equal to the sum of (i) three times base salary and the maximum management achievement award, and (ii) the value of unmatured or unexercised awards or grants and nonvested benefits under the Corporation's Equity Participation Plans and the Salaried Employees Incentive Investment Plan and successor plans. The plan also provides for monthly supplemental retirement benefits equal to those that would have accrued had employment continued for an additional three years, for certain relocation costs, and for the continuation of certain other benefits for varying periods of up to three years. The Board has determined the eligibility criteria for participation in the plan. A participant ceases to be a participant in the plan when notified by the Board that it has determined that such participant has ceased to be a key executive for purposes of the plan. The Corporation has agreements under the plan with each executive officer who is named in the Summary Compensation Table. The maximum amounts payable pursuant to agreements under the plan to such executive officers, assuming that a change of control of the Corporation and the termination of employment of such officers had occurred on December 31,

1993, would have been: James D. Bernd, $4,158,346; O. George Everbach, $2,492,618; James G. Grosklaus, $4,634,653; James T. McCauley, $3,465,128; and
Wayne R. Sanders, $8,355,416.

     COMPENSATION OF DIRECTORS

     Directors who are not officers or employees of the Corporation or any of its subsidiaries, affiliates or equity companies receive an annual retainer of $32,000 payable pro rata quarterly in advance, and a daily attendance fee of $1,200 for each day or fraction thereof spent in attendance at a meeting of the Board or any committee thereof, subject to a maximum of $3,600 for any day on which more than one such meeting is held. Such directors also receive a fee of $2,000 per day, subject to a maximum of $72,000 per calendar year, for the independent performance of services for the benefit of the Corporation or its affiliates, other than services which were related to meetings of the Board or any committee thereof, which are requested by the Board, any committee thereof or the Chief Executive Officer. In addition, the Corporation reimburses such directors for expenses incurred as a result of attending such meetings or performing such services. A director who is an officer or an employee of the Corporation or any of its subsidiaries, affiliates or equity companies does not receive any fees for services as a member of the Board or any committee thereof, but is reimbursed for expenses incurred as a result of such service.

     Under the deferred compensation plan for directors of the Corporation, directors who are not officers or employees of the Corporation or any of its subsidiaries, affiliates or equity companies may make an irrevocable election to defer receipt of all or a portion of their annual retainer and meeting fees for any year. Compensation of a director that is deferred under the plan is credited either to a cash account or a stock account of such director, as provided in such election. Amounts allocated to a cash account are converted into cash credits and will earn additional cash credits at a rate equivalent to the rate paid from time to time on six-month U.S. Treasury Bills. Amounts allocated to a stock account are converted into stock credits equal to the number of shares of common stock of the Corporation which could have been purchased with such amounts. A participant's stock account also is credited with additional stock credits based on the amount of any dividends that are paid on the Corporation's common stock. Cash credits and stock credits are converted to and paid in cash at the time of distribution on the date fixed by a participant at the time of election, and with respect to stock credits, based on the price of a share of common stock of the Corporation. Stock credits are not shares of stock, no shares of the Corporation's common stock are ever distributed to a participant under the plan, and no participant acquires any rights as a holder of common stock under the plan. All accounts are distributed in one to 10 annual installments, as fixed by the participant in the election to defer.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1993, the following Directors served as members of the Compensation Committee of the Board of Directors of the Corporation: John F. Bergstrom, Chairman, Pastora San Juan Cafferty and Paul J. Collins.

     The Corporation paid $2,182,000 to Bergstrom Corporation in 1993 for hotel, lodging, and automobile rental and purchasing costs. John F. Bergstrom and Richard A. Bergstrom, his brother, own 75 percent and 25 percent, respectively, of Bergstrom Corporation. In addition, the Corporation leases office space in Neenah and Menasha, Wisconsin from Neenah Downtown Redevelopment Associates Limited Partnership and Downtown Menasha Associates Limited Partnership, respectively, two partnerships engaged in the redevelopment of downtown real estate in such cities. Mr. Bergstrom owns a 15% limited partner interest in each such partnership. During 1993, rental payments made by the Corporation to such partnerships totaled $223,000 and $114,000, respectively.

     During 1993, K-C Aviation Inc., a wholly owned subsidiary of the Corporation, serviced and managed a corporate aircraft owned by Bergstrom Pioneer Auto and Truck Leasing ("Bergstrom Leasing"), which is a wholly owned subsidiary of Bergstrom Corporation. In addition, during 1993, the Corporation provided certain pilot services to Bergstrom Corporation with respect to such aircraft. The total fees paid in 1993 to K-C Aviation Inc. and the Corporation by Bergstrom Leasing and Bergstrom Corporation for such services rendered were $486,000.

     Management believes that the amounts charged and paid in connection with the foregoing arrangements were reasonable compared with the amounts which would be charged and paid for similar services or products from an unaffiliated third party. The Corporation and K-C Aviation Inc. expect to engage in similar transactions with Bergstrom Corporation, Bergstrom Leasing and the two partnerships in 1994.

     Wayne R. Sanders, Chairman of the Board and Chief Executive Officer of the Corporation, serves as a member of the compensation committee of the board of directors of Kimberly-Clark de Mexico, S.A. de C.V. Claudio X. Gonzalez, Chairman of the Board and Managing Director of Kimberly-Clark de Mexico, S.A. de C.V., serves as a member of the Board of Directors of the Corporation.

     BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Corporation is composed entirely of directors who are not, and have never been, officers or employees of the Corporation. The Board designates the members and the Chairman of such committee. The Compensation Committee also constitutes the stock option committee for any stock option plan of the Corporation, including the plans for which information regarding stock option grants and exercise transactions is disclosed in this Proxy Statement. In addition, the Compensation Committee is responsible for establishing and administering the policies which govern annual compensation and long-term incentive awards. The Compensation Committee periodically evaluates the Corporation's compensation programs, and compares them with those of other companies, both within the Corporation's peer industry group and other large industrial companies.

     The companies which the Compensation Committee uses for making base salary comparisons include some, but not all, of the companies appearing in the indexes of the performance graph below. The first group used for comparison is composed of 24 companies which have significant consumer businesses (the "Consumer Company Group"), of which the Corporation is about median in terms of annual sales and with which the Corporation competes in its businesses and/or for executive talent. The second group used for comparison is composed of 188 industrial companies with annual sales exceeding $1 billion (the "Industrial Company Group"), of which the Corporation is in about the 75th percentile in terms thereof. Written salary information concerning the 1992 compensation practices of these groups of companies was provided to the Corporation by two independent consultants.

     In determining the compensation to be paid to executive officers in 1993, the Compensation Committee employed compensation policies designed to align such compensation with the Corporation's overall business strategy, values and management initiatives. Such policies are intended to (i) reward executives for long-term strategic management and the enhancement of stockholder value through stock option and long-term incentive awards, (ii) support a performance-oriented environment that rewards achievement of internal company goals and recognizes company performance compared to the performance of similarly situated companies and of other large industrial companies through the annual payment of cash bonuses, and (iii) attract and retain executives whose abilities are considered essential to the long-term success and competitiveness of the Corporation through the Corporation's salary administration program.

     In determining base salaries of executive officers, the Compensation Committee compares the executive officers' salaries to those for similar positions in the two groups of companies referred to above, with primary emphasis placed upon the Consumer Company Group so that the Committee may compare data on specific salary levels for comparable positions. The Compensation Committee's policy is to set executive officers' salaries at or near the median salary level of such companies, with the salary of the Chief Executive Officer set at or near the median salary level for chief executive officers of the Consumer Company Group. In implementing such policy, the Compensation Committee also considers the individual performance of the officer, the performance of the unit over which the officer has responsibility (primarily based upon the operating profit of such unit), the performance of the Corporation (primarily based upon earnings per share and return on stockholders' equity), and the officer's tenure. No specific weight is assigned to any individual factor. Salary actions taken by the Compensation Committee with respect to the executive officers in 1993 were consistent with the policies and practices described above.

     Cash Bonus Awards for 1993

     The cash bonus awards for 1993 which are set forth in the Summary Compensation Table were based on the Corporation's Management Achievement Award Program. The Compensation Committee's policy is to provide opportunities to an executive officer for cash bonuses under such program which, together with his or her base salary, are within the third quartile (that quartile between the 50th and 75th percentile) of compensation for the Industrial Company Group if such officer's goals have been fully met during the year. In determining such target cash bonus awards, the Compensation Committee uses data for the Industrial Company Group, as opposed to the Consumer Company Group, because such data represents the performance based compensation practices of a broadly based group of companies.

     Actual annual cash bonus awards are determined by measuring performance against specific goals established at the beginning of each year. The goals take into account, depending on the responsibility of the individual, one or more of the following: the individual's performance; the performance of the functional group or unit with which the individual is associated (primarily based upon the operating profit of such unit); and the overall performance of the Corporation (primarily based upon earnings per share and return on stockholders' equity). An executive officer's goals are designed to reflect the relationship of his or her responsibilities to the Corporation's long-term goal of achieving a sustainable annual return on average stockholders' equity of 20 percent (the "Return on Equity Goal"). Such goals may or may not be equally weighted and will vary from one executive officer to another. The opportunities for cash bonus awards for the executive officers in 1993 were consistent with the policies and practices described above. However, certain of the above described goals were not fully satisfied for 1993 (primarily the goal relating to the overall performance of the Corporation); therefore, the full potential of such bonus awards for certain executive officers, and for all of the executive officers named in the Summary Compensation Table, was not realized in 1993. Based upon comparison of the data provided by the independent consultants described above, the cash bonuses paid to certain of the named executive officers, taken together with base salaries, were within the second quartile of such compensation for comparable officers in the Industrial Company Group, and such compensation paid to certain of the named executive officers was within the third quartile of such peer group.

     Cash bonuses for 1993 were based primarily on corporate performance for all of the executive officers named in the Summary Compensation Table, although, on a subjective basis, individual performance also was a factor.

     1993 Participation Share and Stock Option Awards

     The Corporation maintains the 1976 Equity Participation Plan, the 1986 Equity Participation Plan and the 1992 Equity Participation Plan (collectively, the "Equity Plans"), pursuant to which the stock option grants and long-term incentive awards reflected in the above compensation tables have been made to executive officers. The Equity Plans are intended to provide a means of encouraging the acquisition of an ownership interest in the Corporation by those employees, including executive officers, who contribute materially by managerial, scientific or other innovative means to the success of the Corporation, thereby increasing their motivation for and interest in the Corporation's long-term success.

     Both the 1976 Equity Plan and the 1986 Equity Plan have expired, and no additional awards can be made under such plans. However, all awards outstanding on the expiration date of each such Equity Plan remain in full force and effect in accordance with their respective terms.

     The number of long-term incentive or stock option awards granted to an executive officer is based principally on such officer's position and the compensation practices of the Consumer Company Group. The Compensation Committee's policy is for the value of such awards, on an annualized basis, to be within the third quartile with respect to similar awards made by the companies comprising such group. In implementing such policy, the Compensation Committee also considers the individual performance of the officer. The Committee does not determine the size of such grants by reference to the amount and value of awards currently held by an executive officer. However, the Compensation Committee takes into account the timing and the size of prior grants to an executive officer. The payout resulting from any long-term incentive or stock option award is based on the growth in the book value and market value, respectively, of the Corporation's common stock subsequent to the grant of such awards. Actual awards granted in 1993 were determined in accordance with the policies and practices described above.

     The Equity Plans employ book value through the use of participation shares and dividend shares, each of which, when awarded, is credited to a participant's memorandum account. For a description of the material terms of participation share awards pursuant to the Equity Plans, see note 1 to the table above entitled "Long-Term Incentive Plans - Awards in 1993."

     The Equity Plans also employ market value as a basis for rewarding performance through the use of tax-qualified and nonqualified stock options. For a description of the material terms of stock option grants pursuant to the Equity Plans, see note 1 to the table above entitled "Option Grants in 1993."

     1993 Compensation of the Chief Executive Officer

     The Compensation Committee based the 1993 compensation of the Chief Executive Officer on the policies and practices described above. The Compensation Committee increased Mr. Sanders' salary in 1993 to a level which it believed was consistent with his responsibilities, his performance towards attaining the Corporation's Return on Equity Goal, and the levels of chief executive officer compensation reported by the Consumer Company Group. Based upon comparison of the data provided by the independent consultants described above, Mr. Sanders' salary in 1993 was within the second quartile of salary levels of the chief executive officers of the Consumer Company Group. Mr. Sanders' salary in 1993 was less than the median salary level for such peer group primarily due to Mr. Sanders' tenure as Chief Executive Officer, having assumed such position in December 1991.

     The cash bonus which was paid to Mr. Sanders for 1993 was primarily in recognition of the progress, as determined by the members of the Board of Directors who are not officers or employees of the Corporation or any of its subsidiaries or equity companies, made by the Corporation during the year toward attaining the Corporation's Return on Equity Goal. On an objective basis, a principal factor in making such determination was the fact that, although the Corporation had a return on average stockholders' equity of 22% for 1993, the Corporation's 1993 earnings decreased slightly from its 1992 earnings (excluding the effects of a 1992 restructuring charge and accounting changes for other postretirement benefits and income taxes). On a subjective basis, individual performance also was taken into account. Based upon comparison of the data provided by the independent consultants described above, the cash bonus paid to Mr. Sanders for 1993, taken together with his base salary, was within the second quartile of such compensation paid to chief executive officers of the Industrial Company Group.

     Mr. Sanders' participation share and stock option awards during 1993 were based on the projected value of grants made to chief executive officers of the Consumer Company Group and the Compensation Committee's assessment of Mr. Sanders' individual performance. Based upon comparison of the data provided by the independent consultants described above, the projected value of Mr. Sanders' participation share and stock option awards in 1993 was, on an annualized basis, within the third quartile of the projected values of similar awards made to chief executive officers of the Consumer Company Group.

     The Corporation has not yet adopted a policy regarding the recently enacted $1 million annual limitation on the deduction by the Corporation of compensation paid to any executive officer for federal income tax purposes. However, the Corporation has determined that the impact of such limitation will be immaterial to the Corporation in 1994. The Corporation is studying the proposed tax regulations issued by the Internal Revenue Service in order to determine the extent of possible modification to its compensation plans in future years.

     The Compensation Committee believes that executive compensation for 1993 adequately reflects its policy to align such compensation with overall business strategy, values and management initiative, and to ensure that the Corporation's goals and performance are consistent with the interests of its stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

John F. Bergstrom, Chairman
Pastora San Juan Cafferty
Paul J. Collins

     PERFORMANCE GRAPH

                                 Comparison of
                    Five Year Cumulative Total Return Among
            Kimberly-Clark, S&P 500, and S&P Paper & Forest Products
                       and S&P Household Products Groups

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

      Measurement Period               Kimberly-                        Paper &        Household
    (Fiscal Year Covered)                Clark          S&P 500       Forest Prds      Products
1988                                     100.0           100.0           100.0           100.0
1989                                     131.0           131.7           121.3           156.6
1990                                     155.7           127.6           109.6           186.1
1991                                     194.1           166.6           139.0           216.8
1992                                     232.9           179.4           158.9           242.8
1993                                     211.4           197.3           175.1           270.3

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR.

PROPOSAL 2. APPROVAL OF AUDITOR

     The Audit Committee of the Board of Directors has selected, and the Board of Directors has approved, Deloitte & Touche as the principal independent auditor to audit the financial statements of the Corporation for 1994, subject to ratification by the stockholders. If the stockholders do not approve the selection of Deloitte & Touche, the selection of another independent auditor will be considered by the Audit Committee. Deloitte & Touche, and one of its predecessor firms, Deloitte Haskins & Sells, have been independent auditors for the Corporation since its incorporation in 1928. The total fees for services rendered by Deloitte & Touche to the Corporation and certain of its subsidiaries, affiliates and equity companies for 1993 were $3,017,000, of which $652,000 represented fees for nonaudit services.

     Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS SELECTION.

1995 STOCKHOLDER PROPOSALS

     Proposals by stockholders for inclusion in the Corporation's 1995 Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 1995 should be addressed to the Secretary, Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100, and must be received at such address no later than November 4, 1994. Upon receipt of any such proposal, the Corporation will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposals be forwarded by certified mail - return receipt requested.

OTHER MATTERS

     The management of the Corporation knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                            By order of the Board of Directors.


                                            /s/ DONALD M. CROOK
                                            Donald M. Crook
                                            Vice President and Secretary

KIMBERLY-CLARK CORPORATION
P. O. Box 619100
Dallas, Texas 75261-9100
Telephone (214) 830-1200

March 4, 1994

{KIMBERLY-CLARK LOGO} KIMBERLY-CLARK Corporation

                           Invitation to Stockholders

                         Notice of 1994 Annual Meeting

                                Proxy Statement

                                    {LOGO}


Printed in the U.S.A. on Kimberly-Clark Specialty Products Paper manufactured in Lee, Massachusetts.

                APPENDIX OF OMITTED GRAPHIC AND IMAGE MATERIAL

1. Photographs of the Directors and Nominees have been omitted.

2. The Performance Graph has been omitted (see description in text).

{KIMBERLY-CLARK LOGO} KIMBERLY-CLARK Corporation
                      P.O. Box 619100, Dallas, Texas 75261-9100
           Proxy for the Annual Meeting of Stockholders - April 21, 1994
P                  Solicited on behalf of the Board of Directors.
R
O
X       Wayne R. Sanders, O. George Everbach and Donald M. Crook, or any of
Y them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as specified below, all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stock-holders of Kimberly-Clark Corporation, to be held at the Corporation's Roswell Operations Headquarters, 1400 Holcomb Bridge Road, Roswell, Georgia on April 21, 1994 at 11:00 a.m. and at any adjournment thereof. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

        Please date, sign and return this proxy promptly. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

    If no direction is given, this proxy will be voted FOR proposals 1 and 2.
      If you prefer to vote separately on individual issues you may do so by marking the appropriate boxes on the reverse side.

              IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE

         Please return this card in the self-addressed envelope provided.

/X/ Please mark
    your votes as
    in the example

  It is not necessary to complete the information under proposals 1 and 2 below unless you choose to cause your shares to be voted separately on each matter to be brought before the Annual Meeting of Stockholders.

       The Board of Directors recommends a vote FOR proposals 1 and 2.


1. Election of Directors                                              2. Selection of Auditor
Nominees: Paul J. Collins, Wayne R. Sanders, Wolfgang R. Schmitt,                                    FOR  AGAINST  ABSTAIN
          Randall L. Tobias and H. Blair White                                                       / /    / /      / /
(terms to expire at 1997 Annual Meeting of Stockholders)
             / /    FOR         / /  WITHHOLD
                    ALL              AUTHORITY
                  NOMINEES          TO VOTE FOR
                                   ALL NOMINEES
/ /__________________________________________________________            MARK HERE FOR    / /         MARK HERE    / /
FOR ALL NOMINEES, EXCEPT VOTE WITHHELD FOR THOSE NAMED ABOVE.            ADDRESS CHANGE              IF YOU PLAN
                                                                           AND NOTE AT                TO ATTEND
                                                                           LOWER LEFT                THE MEETING

                                                                      I will be accompanied by_____________________________________.

                                                                      Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                                      administrator, trustee or guardian, please give full title as such. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.

                                                                      Stockholder_________________________________Dated____________
                                                                      Signature(s)
                                                                                 _________________________________Dated____________